Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE Class A-2

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
Servicing Certificate
Beginning Pool Balance                                                       64,614,574.49
Beginning PFA                                                                         0.00
Ending Pool Balance                                                          63,288,877.50
Ending PFA Balance                                                                       -
Principal Collections                                                         4,090,040.90
Principal Draws                                                               1,464,588.88
Net Principal Collections                                                                -
Active Loan Count                                                                    1,197

Current Month Repurchases                                                                -
Current Month Repurchases - Due to Delinquency                                           -


Interest Collections                                                            364,370.18

Weighted Average Net Loan Rate                                                    5.48207%
Substitution Adjustment Amount                                                        0.00

Note Rate                                                                         2.71000%

Term Notes                                                                  Amount             Factor
----------                                                                  ------             ------
Beginning Balance                                                            65,000,000.00      1.0000000
Ending Balance                                                               65,000,000.00      1.0000000
Principal                                                                                -      0.0000000
Interest                                                                        156,577.78      2.4088889
Interest Shortfall                                                                    0.00      0.0000000
Security Percentage                                                                100.00%

Variable Funding Notes                                                      Amount
----------------------                                                      ------
Beginning Balance                                                                     0.00
Ending Balance                                                                        0.00
Principal                                                                             0.00
Interest                                                                              0.00
Interest Shortfall                                                                    0.00
Security Percentage                                                                  0.00%


Certificates                                                                    101,902.44



Beginning Overcollateralization Amount                                        1,231,999.81
Overcollateralization Amount Increase (Decrease)                                 98,866.86
Outstanding Overcollateralization Amount                                      1,330,866.67
Overcollateralization Target Amount                                           1,330,866.67

Credit Enhancement Draw Amount                                                        0.00
Unreimbursed Prior Draws                                                              0.00


                                                                                               Number       Percent
                                                                                   Balance    of Loans     of Balance
Delinquent Loans (30 Days)                                                      360,762.15       10          0.57%
Delinquent Loans (60 Days)                                                      184,484.78       4           0.29%
Delinquent Loans (90 Days) (*)                                                   96,397.15       2           0.15%
Delinquent Loans (120 Days) (*)                                                  49,221.65       1           0.08%
Delinquent Loans (150 Days) (*)                                                 149,877.90       1           0.24%
Delinquent Loans (180 Days) (*)                                                 193,366.67       2           0.31%
Foreclosed Loans                                                                 94,499.81       1           0.15%
REO                                                                                   0.00       0           0.00%

(*) 90 Days + Figures Include Foreclosures, REO and Bankruptcies

                                                                      Liquidation To-Date
Beginning Loss Amount                                                                 0.00
Current Month Loss Amount                                                             0.00
Current Month Recoveries                                                              0.00
Ending Loss Amount                                                                    0.00

                                                                        Special Hazard         Fraud       Bankruptcy
Beginning Amount                                                                      0.00           0.00         0.00
Current Month Loss Amount                                                             0.00           0.00         0.00
Ending Amount                                                                            -              -            -

Liquidation Loss Distribution Amounts                                                 0.00
Extraordinary Event Losses                                                            0.00
Excess Loss Amounts                                                                   0.00

Capitalized Interest Account
Beginning Balance                                                                     0.00
Withdraw relating to Collection Period                                                0.00
CIA Remaining Balance due to GMAC - End of Pre-Funding Period                         0.00
Interest Earned (Zero, Paid to Funding Account)                                       0.00
Total Ending Capitalized Interest Account Balance as of Payment Date                  0.00
Interest earned for Collection Period                                                 0.00
Interest withdrawn related to prior Collection Period                                 0.00

Funding Account
Beginning Funding Account Balance                                             1,617,425.32
Deposit to Funding Account                                                    2,724,318.88
Payment for Additional Purchases                                             (1,299,755.03)
Ending Funding Account Balance as of Payment Date                             3,041,989.17
Interest earned for Collection Period                                               841.90
Interest withdrawn related to prior Collection Period                               771.70

Prefunding Account
Beginning Balance                                                                     0.00
Additional Purchases during Revolving Period                                          0.00
Excess of Draws over Principal Collections                                            0.00
Total Ending Balance as of Payment Date                                               0.00
Interest earned for Collection Period                                                 0.00
Interest withdrawn related to prior Collection Period                                 0.00

Reserve Account
Beginning Balance                                                                     0.00
Deposits to Reserve Account for current Payment Date                                  0.00
Withdrawals from Reserve Account for current Payment Date                             0.00
Total Ending Reserve Account Balance as of current Payment Date                       0.00
Interest earned for Collection Period                                                 0.00
Interest withdrawn related to prior Collection Period                                 0.00

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